SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement           [   ]  Confidential, For Use of the Commission Only
                                                    (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule
       14a-11(c) or Rule 14a-12


                        COMMUNITY BANKSHARES INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

      (5)   Total fee paid:

            -------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

            -------------------------------------------------------------------

[   ]  Check box if any part of the fee is offset as  provided  by  Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

            -------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement no.:

            -------------------------------------------------------------------

      (3)   Filing Party:

            -------------------------------------------------------------------

      (4)   Date Filed:

            -------------------------------------------------------------------

                        Community Bankshares Incorporated

                                                                     May 5, 1998

Dear Fellow Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Community Bankshares Incorporated ("CBI") to be held at the Holiday Inn Select, 1021 Koger Center Boulevard, Richmond, Virginia on June 4, 1998 at 4:30 p.m.

         At the Meeting, you will consider and vote on an amendment to CBI's Articles of Incorporation to increase the amount of authorized Common Stock from 4,000,000 to 20,000,000 shares.

         In the past, CBI has issued its Common Stock to accommodate stock dividends and for other general corporate purposes. The Board of Directors has determined that it is in the best interest of CBI to increase the amount of authorized shares. Details are set forth in the accompanying Proxy Statement. Approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting.

         Your Board of Directors unanimously approved the amendment and believes that the amendment is in the best interest of CBI and its shareholders. Accordingly, the Board unanimously recommends that you VOTE FOR the amendment.

         At the Meeting, you also will vote on the election of three directors for a term of three years each. Your Board of Directors unanimously supports these individuals and recommends that you VOTE FOR them as directors.

         We hope you can attend the Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your vote is important regardless of the number of shares that you own. We look forward to seeing you at the Meeting.

                                   Sincerely.



                                   Nathan S. Jones, 3rd
                                   President and Chief Executive Officer

                        Community Bankshares Incorporated
                            200 North Sycamore Street
                           Petersburg, Virginia 23804

                        COMMUNITY BANKSHARES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To be held on June 4, 1998 at 4:30 p.m.

         The Annual Meeting of Shareholders of Community Bankshares Incorporated ("CBI") will be held on June 4, 1998 at 4:30 p.m., at the Holiday Inn Select, 1021 Koger Center Boulevard, Richmond, Virginia for the following purposes:

         1. To approve an amendment to CBI's Articles of Incorporation to increase the amount of authorized Common Stock from 4,000,000 to 20,000,000 shares (the text of the amendment is attached as Exhibit A).

         2.       To elect three directors to serve for a three year term.

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.


         The Board of Directors has fixed April 30, 1998 as the record date for the Meeting, and only holders of record of CBI Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Meeting or any adjournments or postponements thereof.

                              By Order of the Board of Directors



                              Nathan S. Jones, 3rd
                              President and Chief Executive Officer

May 5, 1998

   PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU
                       PLAN TO ATTEND THE ANNUAL MEETING.

                        COMMUNITY BANKSHARES INCORPORATED
                            200 North Sycamore Street
                           Petersburg, Virginia 23803

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held June 4, 1998

         This Proxy Statement is being furnished to the shareholders of Community Bankshares Incorporated ("CBI") in connection with the solicitation of proxies by the Board of Directors of CBI for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Holiday Inn Select, 1021 Koger Center Boulevard, Richmond, Virginia on June 4, 1998 at 4:30 p.m. and any postponement or adjournment thereof.

         A shareholder giving a proxy may revoke it at any time before it is voted by (i) giving notification in person or by writing to CBI, (ii) submitting to CBI a subsequently dated proxy or (iii) attending the Annual Meeting and withdrawing the proxy before it is voted. All shares represented by a proxy, when executed and not so revoked, will be voted, and if the proxy contains any specific instructions, it will be voted in accordance with such instructions. If no contrary instructions are given, each proxy received will be voted FOR the proposal designated as Proposal I and FOR the slate of director nominees designated as Proposal II.

         The cost of the solicitation of proxies will be borne by CBI. In addition to solicitation by use of the mails, some officers and employees of CBI (who will not be compensated in addition to their regular salaries) may solicit proxies from shareholders personally or by telephone. CBI will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Common Stock. This Proxy Statement and the related proxy are being mailed to shareholders of record as of April 30, 1998 (the "Record Date") on or before May 5, 1998.

         CBI has 4,000,000 authorized shares of Common Stock, par value $3.00 per share. On the Record Date, there were 2,782,030 issued and outstanding shares of Common Stock. Holders of Common Stock will vote as a single class at the Annual Meeting. Each outstanding share of Common Stock will entitle its holder to one vote on each matter presented at the Annual Meeting.

         A shareholder may abstain or (only with respect to the election of directors) withhold his vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

         A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to CBI of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as not voting in favor of the particular matter.

                                   PROPOSAL I

             Amendment to the Articles of Incorporation to Increase
                      the Amount of Authorized Common Stock

General

         On January 20, 1998, the Board of Directors voted unanimously to recommend to its shareholders an amendment to CBI's Articles of Incorporation to increase the number of authorized shares of Common Stock from 4,000,000 to 20,000,000 shares (the "Amendment"). As of April 30, 1998, CBI had 2,782,030 issued and outstanding shares of Common Stock and had reserved an additional 212,174 shares of Common Stock for issuance under its employee and director benefit plans. The text of the Amendment is attached to this Proxy Statement as Exhibit A.

Vote Required to Approve the Amendment

         Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Purpose of the Amendment

         The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Board the necessary flexibility to issue shares of Common Stock in connection with stock dividends and splits, possible future acquisitions, and CBI's employee and director benefit plans and for other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles of Incorporation increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by applicable law or by the rules of any stock exchange on which CBI's securities may then be listed. The shareholders of CBI do not have any preemptive rights with respect to the issuance of any additional shares of Common Stock, and the shares of Common Stock authorized pursuant to this proposal would likewise contain no preemptive rights. CBI has no current plans, understandings or agreements regarding stock dividends and splits, acquisitions, and CBI's employee and director benefit plans that would cause CBI to issue any of the additional shares of Common Stock authorized by this proposal.

Effects of the Amendment

         The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present shareholders of CBI. However, to the extent that shares are subsequently issued to persons other than the present shareholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on present shareholders.

         The Board believes, however, that the Amendment will provide several long-term benefits to CBI and its shareholders, including the flexibility to pursue acquisitions in exchange for Common Stock. While CBI has no specific plans, proposals, understandings or agreements for any such acquisition, the issuance of additional shares of Common Stock for an acquisition may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing shareholders. CBI would expect that any such dilutive effect on earnings per share and/or book value per share would be relatively short-term in duration.

         The issuance of additional shares of Common Stock by CBI also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger. The proposed increase in the number of authorized shares of Common Stock could enable the Board to render more difficult an attempt by another person or entity to obtain control of CBI, though the

Board has no present intention of issuing additional shares for such purposes and has no present knowledge of any such takeover efforts.

         THE BOARD BELIEVES THAT ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION IS IN THE BEST INTERESTS OF THE SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT.


                                   PROPOSAL II

                              Election of Directors

         CBI's Board of Directors is divided into three classes. At the Annual Meeting, three directors are expected to be elected to Class I to hold office for a term of three years or until their respective successors are duly elected and qualified. Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the three persons named below. All nominees have consented to be named and have indicated their intent to serve if elected. If nominees should become unavailable, the Board of Directors will designate substitutes for whom the proxies in the enclosed form are to be voted, or will reduce the size of the Board to the number of remaining nominees for whom the proxies will be voted. At this time, the Board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the Annual Meeting.

         In the election of directors, those persons receiving the greatest number of votes will be elected even if they do not receive a majority.

        Class I (to serve until the 2001 Annual Meeting of Shareholders)

                              Principal Occupation or Employment                            Director
Name                          During Last Five Years                                         Since          Age
----                          ----------------------                                         -----          ---

Nathan S. Jones, 3rd          President and Chief Executive Officer, Community                1984           52
                              Bankshares Incorporated, Petersburg, Virginia; President
                              and Chief Executive Officer and Director, The Community
                              Bank, Petersburg, Virginia

Harold L. Vaughn              President Southern Hardware and Building Supply                1984*           68
                              Corporation, Incorporated, Petersburg, Virginia; Director
                              of The Community Bank, Petersburg, Virginia

Jack W. Miller, Jr.           Chairman and Chief Executive Officer, Roller Bearing            1997           66
                              Industries, Incorporated; Director of County Bank of
                              Chesterfield, Midlothian, Virginia


*    Mr. Vaughn served as a director of CBI from 1984 to June 30, 1997.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

         There are seven directors whose present term of office will continue after the Annual Meeting until 1999 or 2000, as indicated below, and until their respective successors are duly elected and qualified. The remaining directors have served continuously since the year that they joined the Board.

        Class II (to serve until the 1999 Annual Meeting of Shareholders)

                              Principal Occupation or Employment                            Director
Name                          During Last Five Years                                         Since          Age
----                          ----------------------                                         -----          ---
Richard C. Huffman            President and Chief Executive Officer and Director,             1996           57
                              Commerce Bank of Virginia, Richmond, Virginia

Vernon E. LaPrade, Jr.        President, Model Realty, Inc., Midlothian, Virginia;            1997           65
                              Director of County Bank of Chesterfield, Midlothian,
                              Virginia

Elinor B. Marshall            Private investor, Petersburg, Virginia; Secretary and           1992           61
                              Director, The Community Bank, Petersburg, Virginia


       Class III (to serve until the 2000 Annual Meeting of Shareholders)

                              Principal Occupation or Employment                            Director
Name                          During Last Five Years                                         Since          Age
----                          ----------------------                                         -----          ---
Sam T. Beale                  Attorney - Beale, Balfour, Davidson & Etherington, P.C.,        1996           59
                              Richmond, Virginia; Chairman of the Board of Community
                              Bankshares Inc., Petersburg, Virginia; Director of
                              Commerce Bank of Virginia, Richmond, Virginia

David E. Hudgins              David E. Hudgins and Associates, Inc. - Insurance and           1996           64
                              Real Estate Appraiser; Director of Commerce Bank of
                              Virginia, Richmond, Virginia

H.E. Richeson                 President and Director of County Bank of Chesterfield,          1997           56
                              Midlothian, Virginia

Alvin L. Sheffield            Retired President, L.A. Sheffield Transfers and Storage         1984           66
                              Incorporated, Petersburg, Virginia; Chairman and
                              Director, The Community Bank, Petersburg, Virginia


Board of Directors and Certain Committees

         There were five meetings of the Board of Directors of CBI in 1997. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 1997.

         The Auditing Committee consists of Ms. Marshall and Messrs. Hudgins and Miller and is responsible for reviewing the scope and results of CBI's annual audit, reviewing the internal accounting and control systems and reviewing and recommending the auditors to be appointed by the Board of Directors. The Auditing Committee did not meet during the year ended December 31, 1997. CBI does not have a standing nominating or compensation committee.

Director Compensation

         Directors of CBI receive no compensation from CBI. However, at present, all directors of CBI also are directors of either The Community Bank, Commerce Bank of Virginia or County Bank of Chesterfield, each of which compensates its directors.

         The Community Bank. Each director of The Community Bank receives a monthly retainer of $500 and fees of $500 for each meeting attended and $25 for each committee meeting attended. In 1997, directors of The Community Bank received in the aggregate $119,625 as compensation for their services as directors. In addition, in July 1993, pursuant to CBI's Incentive Stock Option and Nonstatutory Stock Option Plan, each director of The Community Bank, except Mr. Jones, was granted a nonstatutory option to purchase 10,000 shares of Common Stock. The options were granted at a price of $6.25 per share and are exercisable at anytime before July 20, 2003, on which date such options expire.

         Commerce Bank of Virginia. Each director of Commerce Bank of Virginia receives a monthly retainer of $150 and fees of $500 for each meeting attended and $125 for each Audit Committee and Compensation Committee meeting attended. Directors who also serve as officers of Commerce Bank of Virginia do not receive any additional compensation above their regular salary for any Board or committee meetings. In 1997, directors of Commerce Bank of Virginia received in the aggregate $42,375 as compensation for their services as directors.

         Commerce Bank of Virginia also maintains a Deferred Compensation Plan for the benefit of its directors. Contributions to the plan for the years ended December 31, 1997, 1996 and 1995 amounted to approximately $13,431, $23,700 and $38,900, respectively. The Deferred Compensation Plan provides each director with an annual benefit payment upon attaining 70 years of age. In addition, benefit payments are available upon early retirement, termination and death as defined by the plan.

         County Bank of Chesterfield. Each director of County Bank of Chesterfield receives an annual retainer of $4,000 and fees of $100 for each monthly board meeting attended. In addition, in 1994, each director of County Bank of Chesterfield was granted an option to purchase 8,000 shares of the common stock of County Bank of Chesterfield at a price of $8.19 per share. In 1996, two additional directors who were not directors in 1994each were granted an option to purchase 2,000 shares of the common stock of County Bank of Chesterfield at a price of $13.50 per share. In July 1997, in connection with CBI's acquisition of County Bank of Chesterfield, these options were converted into options to purchase 8,843 shares of CBI Common Stock at a price of $7.41 per share and 2,211 shares each of CBI Common Stock at a price of $12.21 per share, respectively. These options expire on August 9, 2004 and September 10, 2006, respectively.

Security Ownership of Certain Beneficial Owners and Management

         The table below presents certain information as of April 30, 1998 regarding beneficial ownership of shares of CBI's Common Stock by all directors and nominees for director, by each of the executive officers named in the "Summary Compensation Table" herein, by all directors and executive officers as a group, and all of those persons believed by management to be beneficial owners of more than five percent ("Five Percent Holders") of the outstanding shares of CBI's Common Stock. The mailing address of each Five Percent Holder is also included. For the purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), under which, in general, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of direct disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.


                                                        Amount and Nature of
Name of Beneficial Owner                              Beneficial Ownership (1)        Percent of Class (%) (2)
------------------------                              ------------------------        ------------------------
Directors and Executive Officers
--------------------------------

Sam T. Beale                                                     84,175                      3.03
David E. Hudgins                                                 29,679                      1.07
Richard C. Huffman                                               48,708                      1.75
Nathan S. Jones, 3rd                                            130,673 (3)                  4.70
Vernon E. LaPrade, Jr.                                           42,009                      1.51
Elinor B. Marshall                                               33,828                      1.22
Jack W. Miller, Jr.                                              17,077                         *
H.E. Richeson                                                    39,542                      1.42
Alvin L. Sheffield                                               54,450                      1.96
Harold L. Vaughn                                                 28,118                      1.01

All executive officers and
directors as a group (10 persons)                               508,259                     18.27

Other
-----

Community Bankshares Incorporated                               173,261                      6.23
Employee Stock Ownership Plan
P.O. Box 2166
Petersburg, VA 23804


--------------------------------------------------------------------------------

*Indicates that holdings amount to less than one percent of the issued and outstanding CBI Common Stock.

(1) Includes presently exercisable options to purchase Common Stock granted in 1993 to The Community Bank's directors under CBI's Incentive Stock Option and Nonstatutory Stock Option Plan and in 1994 and 1996 to County Bank of Chesterfield's directors.
(2) Based on 2,782,030 shares of Common Stock issued and outstanding as of April 30, 1998 and assumes the exercise of options to purchase shares of Common Stock.
(3) Does not include unallocated shares held in trust pursuant to CBI's Employee Stock Ownership Plan ("ESOP") by Mr. Jones as trustee. Shares that have not been allocated to participants are voted by the trustees. As of December 31, 1997, the last date for which information is available to CBI, 164,184 shares of Common Stock had been allocated to participant accounts.


Executive Compensation

         The following table sets forth the annual compensation paid or accrued by CBI and its subsidiaries to Nathan S. Jones, 3rd, President and Chief Executive Officer of CBI and The Community Bank, to Richard C. Huffman, President and Chief Executive Officer of Commerce Bank of Virginia and to H.E. Richeson, President and Chief Executive Officer of County Bank of Chesterfield, for the three fiscal years ended December 31, 1997.

                           Summary Compensation Table

                                            Annual Compensation                          Long Term Compensation
                                            -------------------                          ----------------------
                                                                                       Number of
                                                                                       Securities        All Other
         Name and                                                    Other Annual      Underlying      Compensation
    Principal Position       Year       Salary          Bonus        Compensation       Options           (4)(5)
    ------------------       ----       ------          -----        ------------       -------           ------

Nathan S. Jones, 3rd         1997    $162,000(1)     $27,840(2)          (3)              -0-            $ 30,730
President and Chief          1996    $139,807(1)     $27,846(2)          (3)              -0-            $142,180
Executive Officer, CBI       1995    $129,513(1)     $27,846(2)          (3)              -0-            $ 23,531
and The Community Bank

Richard C. Huffman           1997      $110,000        $32,800           (3)              -0-             $18,691
President and Chief          1996      $100,000        $32,800           (3)              -0-             $18,663
Executive Officer,           1995      $ 95,000        $14,000           (3)              -0-             $17,650
Commerce Bank of Virginia

H. E. Richeson               1997      $118,000        $15,000           (3)              -0-             $16,000
President and Chief          1996      $112,702        $ 8,000           (3)             10,000           $16,000
Executive Officer, County    1995      $108,549        $ 4,900           (3)              -0-               -0-
Bank of Chesterfield


--------------------------------------------------------------------------------
(1)      Includes directors' fees of $12,000,  $10,348 and $10,348 in 1997, 1996 and 1995, respectively.
(2) Amounts represent cash incentive payments based on an increase in return on assets pursuant to CBI's Executive Incentive Plan adopted in July 1993.
(3) The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of total annual salary and bonus.
(4)      For  Mr.  Jones   includes:   (i)  $29,270,   $26,000  and  $14,000  in
         contributions by The Community Bank to its KSOP, and (ii) $1,460, $1,180 and $1,059 paid by The Community Bank on Mr. Jones' behalf for term life insurance, in each of 1997, 1996 and 1995, respectively. Also includes $8,472 accrued in connection with an Executive Supplemental Income Plan in 1995 and $115,000 paid in 1996 in consideration of the termination of such Plan.
(5)      For  Mr.   Huffman   includes:   (i)  $7,200,   $6,250  and  $5,005  in
         contributions by Commerce Bank of Virginia to its ESOP, and (ii) $2,750, $2,500 and $1,818 in contributions by Commerce Bank of Virginia to its employee 401(k) plan. Also includes $8,741, $10,827 and $9,913 accrued in connection with an executive supplemental retirement agreement in each of 1997, 1996 and 1995, respectively.
(6) For Mr. Richeson includes $16,000 in contributions by County Bank of Chesterfield for a Non-Qualified Deferred Compensation Plan in each of 1997 and 1996.


Supplemental Retirement Agreement

         Commerce Bank of Virginia and Mr. Huffman are parties to a supplemental retirement agreement dated December 23, 1994, which provides benefits in the event of retirement or death prior to retirement. Under the agreement, Mr. Huffman will be entitled to an annual benefit of $22,396 for a period of 10 years if he retires after attaining age 65. All benefits under the agreement are conditioned upon Mr. Huffman's continuous employment by Commerce Bank of Virginia.

         During 1995, Commerce Bank of Virginia adopted a Deferred Compensation Plan for the benefit of certain of its officers, including Mr. Huffman. Contributions of approximately $29,200 and $28,000 were made to the plan during the years ended December 31, 1996 and 1995, respectively. This Deferred Compensation Plan provides each covered officer with an annual benefit payment upon retirement. In addition, benefit payments are available upon death or early termination as defined by the plan.

Employment Contracts

         CBI and Mr. Jones are parties to an employment contract for a term beginning July 1, 1995 and ending on June 30, 1998, which provides for his employment as President and Chief Executive Officer. Under the contract, Mr. Jones is entitled to annual base compensation of $112,500. Any increases in base compensation are at the discretion of the Board of Directors. The contract will renew for successive terms of one year each if it is not expressly terminated by Mr. Jones or CBI. If, during the term of the contract, CBI terminates Mr. Jones' employment without cause, CBI must continue Mr. Jones' salary and benefits for six months. The contract provides for increased severance pay if Mr. Jones' employment terminates within three years after a change of control of CBI. In that case, Mr. Jones is entitled to a payment equal to 2.99 times his cash compensation for the twelve months that precede the termination of his employment and a continuation of fringe benefits. However, the payments to Mr. Jones under the contract following a change of control will be reduced, if necessary so that no such payments would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code. As of January 1, 1998, the cash amount payable to Mr. Jones if his employment terminated after a change of control would be $465,000.

         CBI and Mr. Huffman are parties to an employment contract for a term beginning January 01, 1995, and ending December 31, 1998, with automatic renewals at the ending date for successive terms of one year, which provides for his employment as President and Chief Executive Officer of Commerce Bank of Virginia. Under the contract, Mr. Huffman is entitled to annual base compensation of $95,000. Any increases in base compensation are at the discretion of the Board of Directors of Commerce Bank of Virginia. The contract will continue to renew for successive terms of one year each if it is not expressly terminated by Mr. Huffman or Commerce Bank of Virginia. If, during the term of the contract, Commerce Bank of Virginia terminates Mr. Huffman's employment without cause, it must continue Mr. Huffman's salary and benefits for six months. The contract provides for increased severance pay if Mr. Huffman's employment terminates within one year after a change of control of CBI. In that case, Mr. Huffman is entitled to a payment equal to 2.00 times his cash compensation for the twelve months that precede the termination of his employment and a continuation of fringe benefits. As of January 1, 1998, the cash amount payable to Mr. Huffman if his employment terminated after a change of control would be $397,072.

         CBI and Mr. Richeson are parties to an employment contract for a term beginning June 01, 1994, and ending June 1, 1998, with automatic renewals at the ending date for successive terms of one year, which provides for his employment as President and Chief Executive Officer of County Bank of Chesterfield. Under the contract, Mr. Richeson base compensation is set in the sole discretion of the Board of Directors of County Bank of Chesterfield. The contract will continue to renew for successive terms of one year each if it is not expressly terminated by Mr. Richeson or County Bank of Chesterfield. If, during the term of the contract, Commerce Bank of Virginia terminates Mr. Richeson's employment without cause, it must continue Mr. Richeson's salary and benefits for six months. The contract provides for increased severance pay if Mr. Richeson's employment terminates within one year after a change of control of CBI. In that case, Mr. Richeson is entitled to a payment equal to 2.99 times his cash compensation for the twelve months that precede the termination of his employment and a continuation of fringe benefits.

Option Exercises and Holdings

         All options held by the named executive officers at December 31, 1997 were exercisable. The following tables set forth information with respect to exercised and unexercised options held by such officers as of the end of the fiscal year.

                          Fiscal Year End Option Values


                              Number of Shares Underlying Unexercised              Value of Unexercised
                                            Options at                           In-The-Money Options at
                                         December 31, 1997                        December 31, 1997 (1)
                                         -----------------                        ---------------------

           Name                  Exercisable          Unexercisable         Exercisable          Unexercisable
           ----                  -----------          -------------         -----------          -------------

Nathan S. Jones, 3rd                20,000                 -0-                $415,000                -0-

H.E. Richeson                       30,000                 -0-                $564,300                -0-


-------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options at fiscal year end was calculated by determining the difference between the market value per share of CBI Common Stock at December 31, 1997 ($27.00) and the per share exercise price of the options. Fair market value reflects published prices on the OTC Bulletin Board on December 31, 1997.


Interest of Management in Certain Transactions

         Certain directors and officers and their associates were customers of and had transactions with CBI and its subsidiaries during 1997, and up to the present time. All loans and commitments to loan by CBI and its subsidiaries to directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. CBI expects to have, in the future, similar banking transactions with directors and officers. The aggregate balance of loans outstanding to directors and officers of CBI and its subsidiaries and their associates was $11.5 million (37% of Shareholders' Equity) on December 31, 1997.

         In addition, the real property at the location of Commerce Bank of Virginia's Hanover County branch is owned by the Atlee Station Co., of which Sam
T. Beale, a director of CBI, is the principal shareholder. This lease has a term of ten years and expires on December 31, 1998, at which time the lease is automatically renewed with renegotiated rent terms. The lease provides for rent in the amount of $3,000 per month beginning January 01, 1994, with an annual increase of three percent through the end of the term. Commerce Bank of Virginia owns the improvements to the real property at that location.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of CBI are required to file reports with the Securities and Exchange Commission and CBI of their beneficial ownership and changes in ownership of Common Stock.

         Based on a review of the forms that were filed and representations of the directors and executive officers, CBI believes that all required forms were timely filed for the year ended December 31, 1997.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Mitchell, Wiggins and Company LLP has been CBI's independent certified public accountants since 1984. CBI's consolidated financial statements for the year ended December 31, 1997 were examined by Mitchell, Wiggins and Company LLP.

         CBI anticipates that Mitchell, Wiggins and Company LLP will be selected as CBI's auditors for the 1998 fiscal year. Representative of Mitchell, Wiggins and Company are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.


                      SHAREHOLDER NOMINATIONS AND PROPOSALS

         The Bylaws of CBI permit any shareholder entitled to vote to submit nominations for directors and proposals for business at annual meetings. Such nominations and proposals must be made in writing and must be mailed or delivered to the Secretary of CBI not less than 60 days nor more than 90 days prior to the annual meeting of shareholders. A written notice of nomination must include (a) the nominee's name, age, business address and residence address, (b) the nominee's principal occupation, and (c) the number of shares of CBI that the nominee owns. A written notice of nomination must also include the name and address of the nominating shareholder and the number of shares of CBI that the nominating shareholder owns. Nominations not made in accordance with the above procedure may, in the sole discretion of the chairman of the meeting, be disregarded.

         A written notice of proposal for business must include (a) a brief description of the business desired to be brought at the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the proposing shareholder, (c) the number of shares of CBI that the proposing shareholder owns, and (d) any material interest of the shareholder in the proposal. Proposals not made in accordance with the above procedure may, in the sole discretion of the chairman of the meeting, be disregarded.

         Shareholders having director nominations or other proposals which they desire to present at next year's annual meeting should, if they desire that such proposals be included in the Board of Director's proxy and proxy statement relating to such meeting, submit such proposals in time to be received by CBI at its principal executive office in Petersburg, Virginia not later than January 5, 1999, to be so included. All such submissions must comply with the requirements of Rule 14(a)-8 of the Securities and Exchange Commission under the Exchange Act, and the Board of Directors directs the close attention of interested shareholders to that Rule.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of CBI's Annual Report to Shareholders for the year ended December 31, 1997 accompanies this Proxy Statement. The Annual Report includes consolidated financial statements as of, and for the three years ended December 31, 1997, 1996 and 1995, together with related notes, and the report of Mitchell, Wiggins and Company, LLP, independent certified public accounts for such years. Additional copies may be obtained by written request to the Secretary of CBI at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, CBI WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE

FISCAL YEAR ENDED DECEMBER 31, 1997 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO ELINOR B. MARSHALL, SECRETARY, COMMUNITY BANKSHARES INCORPORATED, 200 NORTH SYCAMORE STREET, PETERSBURG, VIRGINIA 23803. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors knows of no matter to come before the meeting other than those stated in the notice of the meeting. As to other matters, if any, that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in accordance with the best judgement of the person or persons named therein.

         We hope that you will be able to attend this meeting in person, but if you cannot be present, please execute the enclosed proxy and return it in the accompanying envelope (no postage required) as promptly as possible.

                       By Order of the Board of Directors



                      Nathan S. Jones, 3rd
                      President and Chief Executive Officer


Dated in Petersburg, Virginia and
Mailed this 5th day of May, 1998

                                                                       EXHIBIT A



                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION
                TO INCREASE THE AMOUNT OF AUTHORIZED COMMON STOCK


         RESOLVED, that the shareholders of Community Bankshares Incorporated hereby approve a proposal to amend Article 3 of the Corporation's Articles of Incorporation so that after amendment it shall read in its entirety as follows:

              "3. Authorized Stock. CBI shall have authority to issue 20,000,000 shares of Common Stock, par value of $3.00 per share."

                        Community Bankshares Incorporated
               Proxy Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Sam T. Beale, David E. Hudgins and Alvin L. Sheffield jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Community Bankshares Incorporated ("CBI") to be held at the Holiday Inn Select, 1021 Koger Center Boulevard, Richmond, Virginia on June 4, 1998 at 4:30 p.m., local time, or any adjournments thereof, for the following purposes:


         1. To approve an amendment to CBI's Articles of Incorporation to increase the amount of authorized Common Stock from 4,000,000 to 20,000,000 shares (the text of the amendment is attached as Exhibit A).

                  [    ]  FOR        [    ]  AGAINST          [    ]  ABSTAIN


         2. To elect as directors the seven persons listed as nominees below.

                  [    ]  FOR nominees listed below                [    ]  WITHHOLD AUTHORITY to
                          (except as written on the line below)            vote for all nominees listed below

                              Nathan S. Jones, 3rd
                               Jack W. Miller, Jr.
                                Harold L. Vaughn

                           (INSTRUCTION:  To withhold  authority to vote for any
                  individual nominee listed above, write that nominee's name on the space provided below.)

                  -------------------------------------------------------------

         3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.

                                        ------------------------------
                                                          Signature

                                        ------------------------------
                                                          Signature

                                        Dated:

                                        (In signing as Attorney, Administrator,
                                         Executor, Guardian or Trustee, please
                                         add your title as such)


                   PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY